UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2015

BUSINESS FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Louisiana	333-200112	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8440 Jefferson Highway, Suite 101 Baton Rouge, Louisiana	70809
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 1, 2015, Business First Bancshares, Inc. (“Business First”) announced that two existing executives have been promoted to newly created positions at the company’s wholly-owned subsidiary, Business First Bank (the “Bank”). Gregory Robertson has been named as the Bank’s Chief Banking Officer and Sonya Jarvis has been named Chief Operations Officer.

Gregory Robertson, age 43, served as the Bank’s Western Region Chief Executive Officer prior to his recent promotion to Chief Banking Officer. In that position, Mr. Robertson was involved with business development, management and production for the Lake Charles, Lafayette and Shreveport markets. Mr. Robertson also previously served as the Bank’s Lake Charles Market President, Head of Mortgage and Wealth Management. Mr. Robertson has been in the banking business since 1986. He previously worked at City Savings Bank from 1996 to 2011, serving in a variety of capacities, including branch manager, commercial lender, program manager for City Savings Financial Services and Senior Vice President.

Sonya Jarvis, age 37, has been with the Bank since 2007. Prior to her promotion to Chief Operations Officer, she served as the Bank’s Chief Risk Officer. Ms. Jarvis also serves as Secretary of Business First. She has been in the banking industry since 2000, specializing in regulatory matters and risk. Ms. Jarvis is a graduate of Southeastern Louisiana University and Louisiana State University holding a Bachelors of Science in Finance, a Masters of Business Administration and a Graduate degree in Banking. Ms. Jarvis is certified in Risk Management Assurance and is a Certified Financial Services Auditor.

Mr. Robertson and Ms. Jarvis do not currently have employment agreements with Business First or the Bank, and neither Business First nor the Bank entered into an employment agreement with either of Mr. Robertson or Ms. Jarvis as a result of the above-described promotions.

A press release announcing the promotions of Mr. Robertson and Ms. Jarvis is included as Exhibit 99.1 to this Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Business First held its annual meeting of shareholders (“Annual Meeting”) on May 28, 2015. A brief description of each proposal submitted at the Annual Meeting and the voting results are summarized below.

1. Election of Directors. Each of the individuals nominated by the Board of Directors to serve as a director of Business First was duly elected by the company’s shareholders, and the final results of the votes cast for the 16 director nominees were as follows:

	Voted For	Withheld	Broker Non-votes
Lloyd Alford	4,037,941	2,328	—
John Graves	4,037,941	2,328	—
Robert Greer	4,037,941	2,328	—
Rolfe McCollister	4,037,941	2,328	—
Andrew McLindon	4,037,941	2,328	—
David Melville, III	4,037,941	2,328	—
Patrick Mockler	4,037,941	2,328	—
David Montgomery	4,037,941	2,328	—
Nanette Noland	3,996,469	43,800	—
Arthur Price	4,037,941	2,328	—
Fayez K. Shamieh, MD	4,037,941	2,328	—
Stewart Slack	4,017,941	22,328	—
Kenneth Smith	4,037,941	2,328	—
Thomas Everett Stewart	4,037,941	2,328	—
Steve White	4,037,941	2,328	—
Robert Yarborough	4,037,941	2,328	—

2. Ratification of the Independent Registered Public Accounting Firm of the Company. The shareholders approved and adopted a proposal by Business First to ratify Hannis T. Bourgeois, LLP as Business First’s independent registered public accounting firm for 2015. The final voting results were as follows:

	Voted For	Voted Against	Abstentions	Broker Non-votes
Ratification of Appointment of Hannis T. Bourgeois, LLP as Independent Registered Public Accounting Firm	3,963,459	8,334	68,476	—

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated July 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 8, 2015

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, IIII
David R. Melville, IIII
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 1, 2015